SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2018

CASI PHARMACEUTICALS, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	000-20713	58-1959440
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

9620 Medical Center Drive, Suite 300

Rockville, Maryland

(Address of principal executive offices)

20850

(Zip code)

(240) 864-2600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Item 1.01 Entry into a Material Definitive Agreement.

On March 19, 2018, CASI Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into securities purchase agreements (the “Securities Purchase Agreements”) with certain institutional investors, accredited investors and current stockholders, pursuant to which the Company agreed to sell 15,432,091 shares of its common stock with accompanying warrants to purchase 6,172,832 shares of its common stock in a private placement. The purchase price for each share of common stock and warrant is $3.24. The warrants will become exercisable 180 days after issuance at a $3.69 per share exercise price, and will expire five years from the date of issuance. To date, the Company has received gross proceeds of $25.3 million and expects to receive the balance in the near future.

The Securities Purchase Agreements and warrants each include additional customary representations, warranties and covenants. The Company also agreed to file a resale registration within 120 days following the closing covering the shares of common stock issued and the shares of common stock underlying the warrants. The number of shares issuable upon exercise of the warrants and the exercise price of the warrants are adjustable in the event of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.

The representations, warranties and covenants contained in the Securities Purchase Agreements were made solely for the benefit of the parties to those agreements. Such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Securities Purchase Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the form of Securities Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Securities Purchase Agreements, which subsequent information may or may not be fully reflected in public disclosures.

The description of terms and conditions of the form of warrant and the form of Securities Purchase Agreement set forth herein do not purport to be complete and are qualified in their entirety by the full text of the form of warrant and the form of Securities Purchase Agreement, which are attached hereto as Exhibits 4.1 and 10.1, respectively, and incorporated herein by reference.

A copy of the press release announcing the transaction is attached hereto as Exhibit 99.1.

Item 3.02.	Unregistered Sale of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference. The shares of common stock, the warrants and the shares of common stock underlying the warrants are being sold and issued without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 4.1	Form of Warrant
Exhibit 10.1	Form of Securities Purchase Agreement
Exhibit 99.1	Press release dated March 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASI PHARMACEUTICALS, INC.
(Registrant)

/s/ Cynthia W. Hu
Cynthia W. Hu
COO and General Counsel

March 23, 2018